EXHIBIT L(16)
                                    FORM OF
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                               PURCHASE AGREEMENT
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     Northern Funds (the "Trust"), a Delaware business trust, and ______________
hereby agree as follows:

     1.   The Trust hereby offers ________________, and ________________ hereby purchases, ______ shares of the Trust's Large Cap Value Fund (the "Share") at $10.00 per Share. The Trust hereby acknowledges receipt from ________________ of funds in full payment for the foregoing Share.

     2. ________________ represents and warrants to the Trust that the foregoing Share is being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of August 2, 2000.


                              NORTHERN FUNDS


                              By:
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